Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Home Federal Bancorp on Form S-8 of our report dated July 24, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivative instruments and hedging activities) incorporated by reference in the Annual Report on Form 10-K of Home Federal Bancorp for the year ended June 30, 2001.




/s/ Deloitte & Touche LLP



DELOITTE & TOUCHE LLP
Indianapolis, Indiana

January 28, 2002